EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333-179563, 333-182586, 333-237154, and 333-288395) on Form S-8, registration statement (No. 333-268974) on Form S-4, and registration statement (No. 333-270754) on Form S-3 of our report dated February 11, 2026, with respect to the consolidated financial statements of Pilgrim's Pride Corporation and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP
Kansas City, Missouri
February 11, 2026